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                                                                  EXHIBIT 10.19

                                                                [EXECUTION COPY]


                      AMENDMENT NO. 3 TO FACILITY AGREEMENT


     This AMENDMENT NO. 3 TO FACILITY AGREEMENT (this "Amendment") is entered into as of December 12, 2001 by and among AmerUs Group Co. (successor by merger to AmerUs Life Holdings, Inc.) (the "Company"), Bank One, NA (f/k/a The First National Bank of Chicago), individually and as agent ("Agent"), and the other financial institutions signatory hereto (the "Lenders").

                                    RECITALS

     A. The Company, the Agent and the Lenders are party to that certain Facility and Guaranty Agreement dated as of February 12, 1999 (as previously amended, the "Facility Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Facility Agreement.

     B. The Company, the Agent and the undersigned Lenders wish to amend the Facility Agreement on the terms and conditions set forth below.

     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

        1. Amendment to Facility Agreement. Upon the Effective Date (as defined below), the Facility Agreement shall be amended as follows:

           (a) Article I is amended as follows:


           (i) by deleting the definitions of "Change of Control", "Existing Credit Agreement", "Material Adverse Effect", "Material Subsidiary," "Ongoing Credit Agreement" and "Subsidiary" and replacing each in its entirety to read as follows:

          "Change of Control" shall mean the occurrence of any of the following events: (i) the Company shall cease to own, directly, or indirectly through Wholly-Owned Subsidiaries, 100% of the issued and outstanding voting stock of AmerUs Life, AmerUs Annuity and Indianapolis Life ordinarily entitled to vote for the election of directors, or any other class of stock of AmerUs Life, AmerUs Annuity or Indianapolis Life of which the Company owns 50% or less shall become entitled to elect a majority of AmerUs Life's, AmerUs Annuity's or Indianapolis Life's board of directors; (ii) during any period of 25 consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the



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        stockholders or members, as the case may be, of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; or (iii) any Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Securities Exchange Act, as in effect on September 30, 2001), shall have (A) acquired beneficial ownership of 25% or more on a fully diluted basis of the voting interest in the Company's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Company's directors."

           "Existing Credit Agreement" means that certain Credit Agreement dated as of December 12, 2001 by and among the Company, as borrower, the financial institutions parties thereto in their capacities as lenders thereunder, JPMorgan Chase Bank, as administrative agent, as in effect on the date hereof (without giving effect to any future amendments, supplements, modifications or waivers of the terms thereof unless consented to in writing by the Required Lenders and without giving effect to any future termination thereof).";

           "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities or financial condition of the Company or of the Company and its Subsidiaries taken as a whole.

           "Material Subsidiary" shall mean any Subsidiary of the Company the book value (determined in accordance with GAAP (as defined in the Existing Credit Agreement)) of whose assets constitutes 3% or more of the book value (determined in accordance with GAAP) of the consolidated assets of the Company and its Subsidiaries; provided that, if at any time the aggregate book value (determined in accordance with GAAP) of the assets of all Subsidiaries of the Company which would otherwise not be Material Subsidiaries as provided above exceeds 10% of the aggregate book value (determined in accordance with GAAP) of the assets of the Company and its Subsidiaries at such time, then the 3% referred to above in this definition shall be automatically reduced to the extent necessary such that, after giving effect to such reduction, the aggregate book value (determined in accordance with GAAP) of the assets of all Subsidiaries of the Company which are not Material Subsidiaries does not exceed 10% of the aggregate book value (determined in accordance with GAAP) of the assets of the Company and its Subsidiaries at such time.

           "Ongoing Credit Agreement" means that certain Credit Agreement dated as of December 12, 2001 by and among the Company, as borrower, the financial institutions parties thereto in their capacities as lenders thereunder, JPMorgan Chase Bank, as administrative agent, as from time to time amended or restated.";

           "Subsidiary" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such


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        corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% voting interest at the time for the board of directors or equivalent body. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company; provided that, notwithstanding the foregoing provisions of this definition any grantor trust or limited liability company established by the Company and/or its Subsidiaries in order to effectuate the lease/leaseback transaction with Linzer Elektrizitats-, Fernwarme- und Verkehrsbetriebe Aktiengesellschaft ("ESG") with respect to a cogeneration facility in Linz, Austria as described in the summary of terms and structure delivered to the Administrative Agent and the Banks prior to December 4, 1998 (all as defined in the Existing Credit Agreement), and any trust or limited liability company formed by the Company and/or its Subsidiaries after December 4, 1998 to effectuate transactions with ESG or any other Person in which the Indebtedness of the Company and its Subsidiaries incurred in connection therewith is comprised solely of (x) obligations which are non-recourse to the Company or any of its Subsidiaries and (y) other obligations which are or will be 100% defeased by U.S. Government obligations (each such transaction, including the lease/leaseback with ESG, a "Permitted Transaction") shall not constitute a Subsidiary for purposes of this Agreement."

             (ii) by adding the following definitions for "AmerUs Annuity" and "Indianapolis Life" in alphabetical order:

             "AmerUs Annuity" shall mean AmerUs Annuity Group Co., a Kansas corporation."

             "Indianapolis Life" shall mean Indianapolis Life Insurance Company, an Indiana life insurance company."

             (b) Each reference therein to "AmerUs Life Holdings, Inc." is amended to be a reference to "AmerUs Group Co."

             (c) Section 5.01(a) is amended in its entirety to read as follows:

             "(a) Preservation of Corporate Existence, Etc. The Company shall
        (i) preserve and maintain its corporate existence; and (ii) preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises except where the failure to do so could not reasonably be expected to have a Material Adverse Effect."

             (d) Section 5.01(d) is amended in its entirety to read as follows:

             "(d) Inspection. The Company shall permit, and cause each Material Subsidiary to permit, the Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its


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        Material Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Material Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Agent may reasonably designate."

             (e) Section 5.01(e) is amended in its entirety to read as follows:

             "(e) Liens. From and after the earliest date (the "Trigger Date") upon which (i) the Ongoing Credit Agreement is terminated, (ii) Bank One ceases to be a party thereto or (iii) the Ongoing Credit Agreement or any extension of credit thereunder is secured, the Company shall not, and shall not permit any Subsidiary to, create any Lien upon any of its assets or properties except (i) Liens permitted by the Ongoing Credit Agreement as in effect immediately prior to the Trigger Date,
        (ii) other Liens (as defined in the Ongoing Credit Agreement immediately prior to the Trigger Date) securing aggregate Indebtedness not in excess of $25,000,000 and (iii) Liens securing the Obligations.

             (f) Section 6.01(e) is amended in its entirety to read as follows:

             "(e) (i) The Company or any of its Material Subsidiaries shall
        (A) default in any payment with respect to Indebtedness (other than the Obligations) in excess of $20,000,000 (or such greater amount, not to exceed $25,000,000, as may be provided in the corresponding provision of the Ongoing Credit Agreement) individually or in the aggregate, for the Company and its Material Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (B) default in the observance or performance of any agreement or condition relating to any such Indebtedness (or to Indebtedness under the Ongoing Credit Agreement) contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is (x) to cause, or (y) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration, or any lapse of time prior to the effectiveness of any notice of acceleration, is required), any such Indebtedness to become due prior to its stated maturity (provided that, in the case of (y), no Program Event of Default shall occur unless such event or condition continues without cure or waiver for twenty days after the Company has knowledge of such event or condition); or (ii) Indebtedness of the Company or its Material Subsidiaries in excess of $20,000,000 (or such greater amount, not to exceed $25,000,000, as may be provided in the corresponding provision of the Ongoing Credit Agreement) shall be declared to be due and payable other than in accordance with the terms of such Indebtedness or required to be prepaid, other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default under the Existing Credit Agreement), prior to the stated maturity thereof;"


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             (g) Section 6.01(f) is amended in its entirety to read as
        follows:

             "(f) The Company or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Material Subsidiaries; or the Company or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Material Subsidiaries; or any such proceeding is commenced against (i) any Material Regulated Insurance Company (as defined in the Existing Credit Agreement) which is engaged in the business of underwriting insurance and/or reinsurance in the United States, or (ii) the Company or any of its Material Subsidiaries (other than (x) any Material Regulated Insurance Company described in the immediately preceding clause (i) or (y) any dissolution or liquidation proceeding commenced against any Material Subsidiary which is a non-Regulated Insurance Company), and in the case of either clause (i) or (ii) remains undismissed for a period of 60 days; or the Company or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (i) any Material Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (ii) the Company or any of its Material Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (i)) suffers any appointment of any conservator or the like for it or any substantial part of its property either of which continues undischarged or unstayed for a period of 60 days; or the Company or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Material Subsidiaries for the purpose of effecting any of the foregoing;"

             (h) Section 6.01(g) is amended in its entirety to read as follows:

             "(g) The Company shall default in the performance or observance of Section 5.01(e) and (h) herein or Section 7.10 or 7.11 of the Existing Credit Agreement;"

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             (i) Section 6.01(h) is amended by deleting the word "or" from the end thereof, Section 6.01(i) is amended by substituting for the "." at the end thereof "; or" and a new Section 6.01(j) is added reading as follows:

             "(j) At any time the Company's 6.95% Senior Notes due June 15, 2005 or the Ongoing Credit Agreement shall, with the consent or acquiescence of the Company, become secured by any assets or property, or are guarantied by any Person and the Company shall fail to substantially simultaneously cause the Obligations to be equally and ratably secured by such assets or property and/or, as applicable, equally and ratably guarantied by such Person pursuant, in either case, to documentation satisfactory to the Required Lenders."

             (j) A new Section 12.18 is added reading as follows:

             "Notwithstanding anything herein to the contrary, a Person which at any time is an "Unrestricted Subsidiary" under the Ongoing Credit Agreement by virtue of having been designated as such pursuant to
        Section 11.19 thereof (a) shall not at such time constitute a Material Subsidiary hereunder, (b) shall not at such time constitute a Subsidiary for purposes of the definition of Material Subsidiary and
        (c) shall not at such time be subject to Articles IV, V or VI of this Agreement (and the operations, assets and liabilities of such Unrestricted Subsidiary shall not be included in determining compliance with the financial covenants set forth in Sections 7.10 or
        7.11 of the Existing Credit Agreement for purposes of Section 6.01(g) hereof, except that the carrying value of any such Unrestricted Subsidiary recorded in accordance with GAAP (as defined in the Existing Credit Agreement) shall be included in the definition of Net Worth (as defined in the Existing Credit Agreement)."

        2. Representations and Warranties of the Company. The Company represents and warrants that:

           (a) The execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action on the part of the Company and that this Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

           (b) Neither the execution, delivery and performance by the Company of this Amendment, nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Company or any of its respective Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust,


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     loan agreement, credit agreement (including without limitation the Existing
     Credit Agreement) or any other material instrument to which the Company or any of its respective Subsidiaries is a party or by which the Company or any of its respective property or assets are bound or to which the Company may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its respective Subsidiaries.

           (c) No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority (including without limitation the Iowa Insurance Division) is required to authorize or is required in connection with (i) the execution, delivery and performance of this Amendment or (ii) the legality, validity, binding effect or enforceability of this Amendment, other than those which shall have been obtained and shall be in effect as of the Effective Date in connection with this Amendment.

           (d) Immediately after giving effect to this Amendment, each of the representations and warranties contained in the Facility Agreement (other than Sections 4.01(f), (h) and (i)) will be true and correct in all material respects as if made at such time; and

           (e) Immediately after giving effect to this Amendment, no Program Event of Default or Unmatured Default will have occurred and be continuing.

        3. Effective Date. This Amendment shall become effective upon the date (the "Effective Date") of the execution and delivery of this Amendment by the Company, the Agent and the Required Lenders; provided, that this Amendment shall not become effective until the date on which the Existing Credit Agreement (as defined in the Facility Agreement) is terminated and the Existing Credit Agreement (as defined herein) becomes effective.

        4. Reference to and Effect Upon the Facility Agreement.

           (a) Except as specifically amended above, the Facility Agreement (including without limitation the Guaranty) and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed. Without limiting the foregoing, the Company acknowledges and agrees that, as between the Company and the Agent and Lenders, this Amendment shall be binding and enforceable as to all Loan Documents without respect to its effect on any other Person.

           (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Facility Agreement or any Loan Document, nor constitute a waiver of any provision of the Facility Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Facility Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Facility Agreement as amended hereby.

        5. Costs and Expenses. The Company hereby affirms its obligations under
Section 12.08 of the Facility Agreement to reimburse the Agent for all reasonable costs, internal


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charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

        6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.




                           [signature page to follow]




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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                  AMERUS GROUP CO.

                                  By: /s/ Thomas C. Godlasky
                                      -----------------------------------------
                                  Name:  Thomas C. Godlasky
                                  Title: Executive Vice President and
                                         Chief Investment Officer









                                  BANK ONE, NA,
                                  Individually and as Agent

                                  By: /s/ Cynthia W. Priest
                                      -----------------------------------------
                                  Name:  Cynthia Priest
                                  Title: Director